UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 3, 2011

REEVES TELECOM LIMITED PARTNERSHIP
(Exact Name of Registrant as Specified in Charter)

South Carolina	000-09305	57-0700063
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Grace Property Management, Inc. 55 Brookville Road, Glen Head, New York 11545
(Address of principal executive offices, ZIP code)

Registrant’s telephone number, including area code:	(516) 686-2201

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This filing amends the Current Report on Form 8-K filed January 5, 2011 (the “Initial 8-K”) by Reeves Telecom Limited Partnership (the “Partnership”) to report a change in the Partnership’s certifying accountant under Items 4.01 and 9.01 of Form 8-K.  This Form 8-K/A amends and restates Item 4.01 to state that during the Partnership’s two most recent fiscal years and the subsequent interim period preceding the date of resignation of Frazer Frost, LLP (“Frazer Frost”), there were: (i) no disagreements between the Partnership and Frazer Frost on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Frazer Frost, would have caused Frazer Frost to make reference to the subject matter of the disagreement(s) in connection with its reports, and (ii) no “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K).  An updated letter furnished by Frazer Frost, the Partnership’s former certifying accountant, stating that Frazer Frost agrees with the Partnership’s statements in Item 4.01 of this Form 8-K/A, is filed under Item 9.01 as Exhibit 16.1 to this Form 8-K/A.  No other changes are being made to the Initial 8-K by this filing.

Item 4.01.    Changes in Registrant’s Certifying Accountant.

On January 3, 2011, Reeves Telecom Limited Partnership (the “Partnership”) was notified that Frazer Frost, LLP (“Frazer Frost”), the Partnership’s independent accountant, and the principal accountant that was engaged to audit the Partnership’s financial statements, was winding down operations as Frazer Frost and that the firms that had combined to form Frazer Frost, namely, Frost, PLLC (“Frost”) and Moore Stephens Wurth Frazer and Torbert, LLP (“MSWFT”), would resume their separate operations.  Accordingly, Frazer Frost resigned as the Partnership’s certifying accountant on January 3, 2011 with immediate effect.  The Partnership engaged Frost effective January 5, 2011 as its independent registered accounting firm to perform the audit of the Partnership’s financial statements for the fiscal year ended December 31, 2010.  Frost was registered with the Public Company Accounting Oversight Board effective December 21, 2010.

Because the Partnership is a limited partnership, it has no officers or directors.  Grace Property Management, Inc., the Partnership’s general partner (the “General Partner”), performs functions generally performed by officers and directors.  The General Partner has no committees, including an audit committee.  The Board of Directors of the General Partner functions in the capacity of an audit committee.  The Board of Directors of the General Partner has approved the change of accountant described in this Current Report on Form 8-K/A.

The financial statements for the year ended December 31, 2009 were reported on by Frazer Frost and the financial statements for the year ended December 31, 2008 were reported on by Frost, prior to its combination with MSWFT, with an unqualified opinion.  Frost will assume responsibility for the Frazer Frost audit of the Partnership for the year ended December 31, 2009 and all subsequent interim periods.

The report of Frazer Frost on the Partnership’s financial statements for the fiscal year ended December 31, 2009 and the report of Frost on the Partnership’s financial statements for the fiscal year ended December 31, 2008 did not contain an adverse opinion or a disclaimer of opinion, nor was either qualified or modified as to uncertainty, audit scope or accounting principles.  The financial statements for the fiscal year ended December 31, 2010 have not yet been prepared.

During the Partnership’s two most recent fiscal years ended December 31, 2010 and 2009 and the subsequent interim period preceding the date of Frazer Frost’s resignation, there were: (i) no disagreements between the Partnership and Frazer Frost on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Frazer Frost, would have caused Frazer Frost to make reference to the subject matter of the disagreement(s) in connection with its reports, and (ii) no “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K).

From January 1, 2010 through January 3, 2011, the period during which Frazer Frost was the Partnership’s independent accountant, the Partnership did not consult with Frost on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Partnership’s financial statements, and Frost did not provide either a written report or oral advice to the Partnership that was an important factor considered by the Partnership in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event, as described in Item 304(a)(1)(v) of Regulation S-K.  Prior to the engagement of Frazer Frost on January 1, 2010, Frost was engaged as the Partnership’s independent registered public accounting firm and the Partnership, in the normal course of the professional relationship with Frost, consulted with Frost on a variety of matters, including the application of accounting principles, auditing standards, financial reporting issues, and reportable events with management; however such consultation was not considered in the decision to retain Frost.

The Partnership has provided Frazer Frost a copy of the disclosures in this Form 8-K/A and has requested that Frazer Frost furnish the Partnership with a letter addressed to the Securities and Exchange Commission stating whether or not Frazer Frost agrees with the Partnership’s statements in response to this Item 4.01.  A copy of the letter dated January 19, 2011 furnished by Frazer Frost in response to that request is filed as Exhibit 16.1 to this report.

Item 9.01.    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description of Exhibit
16.1	Letter of Frazer Frost, LLP dated January 19, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REEVES TELECOM LIMITED PARTNERSHIP
	By:	Grace Property Management, Inc., General Partner
Date: January 19, 2011		By:	/s/ DAVIS P. STOWELL
Davis P. Stowell President of General Partner (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer)